FEE REDUCTION AGREEMENT
AGREEMENT made as of this 7th day of June 2010, among the Portfolios listed on Appendix A (each the "Portfolio"), and
Boston Management and Research ("BMR").
WHEREAS, the Portfolio has entered into an Investment
Advisory Agreement (the "Advisory Agreement") with BMR, which provides that BMR shall be entitled to receive compensation at a stated rate; and WHEREAS, the Portfolio has established a subsidiary (the
"Subsidiary") for purpose of owning various investments and Eaton Vance Management serves as the investment adviser of such Subsidiary; and
WHEREAS, BMR and the Portfolio wish to clarify the manner in which the investment advisory fee rate applicable to the Portfolio under the Agreement shall be determined;
NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration, receipt of which is hereby acknowledged, the Portfolio and BMR hereby jointly and severally agree as follows:
1. For so long as the Advisory Agreement shall remain in effect and BMR receives an investment advisory fee from the Subsidiary, the Portfolio's investment advisory fee shall be determined as follows:
Compensation of the Adviser. For the services, payments and facilities to be furnished under the Agreement by the Adviser, the Adviser shall be entitled to receive from the Portfolio compensation in an amount equal to a percentage of the average daily investable assets of the Portfolio per annum which are not invested in other investment companies for which BMR or its affiliates serves as adviser or administrator ("Eaton Vance Portfolios"), as described in Section 2 of the Advisory Agreement as follows:
For Multi-Sector Portfolio, Global Macro Portfolio and
Opportunities Portfolio:
A
v
e
r
a
g
e

D
a
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y

N
e
t
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M
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A
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A
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*
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p

t
o

$
5
0
0

m
i
l
l
i
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n
0
..
6

1
5
%
$
5
0
0

m
i
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l
i
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n

b
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s
s

t
h
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n

$
1

b
i
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l
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0
..
5
9
5
%
$
1

b
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n

b
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e
s
s

t
h
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n

$
1
..
5

b
i
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l
i
o
n
0
..
5
7
5
%
$
1
..
5

b
i
l
l
i
o
n

b
u
t
l
e
s
s

t
h
a
n

$
2

b
i
l
l
i
o
n
0
..
5
5
5
%
$
2

b
i
l
l
i
o
n

b
u
t
l
e
s
s

t
h
a
n

$
3

b
i
l
l
i
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n
0
..
5
2
0
%
$
3

b
i
l
l
i
o
n

a
n
d

o
v
e
r
0
..
4
9
0
%

For Emerging Markets Portfolio and International Portfolio:
Emerging Markets Portfolio International Portfolio Average Daily
Investable Assets for the Month

Annual Asset Rate*

Annual Asset Rate*
Up to $1
billion
0
..
6
5
0
%
0
..
6
2
5
%
$1
billion
but less
than $2
billion
0
..
6
2
5
%
0
..
6
0
0
%
$2
billion
but less
than $5
billion
0
..
6
0
0
%
0
..
5
7
5
%
$5
billion
and over
0
..
5
7
5
%
0
..
5
5
0
%


* The fee rate applicable to the Portfolio under the
Advisory Agreement shall be determined based on the
level of aggregate average daily investable assets of the Portfolio including its interest, if any, in the Subsidiary. The fee payable by the Portfolio shall equal the product of (i)
the fee rate determined in accordance with the
previous sentence, and (ii) the average daily investable
assets of the Portfolio exclusive of its interest in the
Subsidiary.
Such compensation shall be paid monthly in arrears on the last business day of each month. The Portfolio's daily net assets shall be computed in accordance with the Declaration
of Trust of the Portfolio and any applicable votes and
determinations of the Trustees of the Portfolio. In case
of initiation or termination of the Agreement during
any month with respect to the Portfolio, the fee for
that month shall be based on the number of calendar
days during which it is in effect. The Adviser may,
from time to time, waive all or a part of the above
compensation.
2.	This Agreement may only be terminated or
amended upon the mutual written consent of the
Portfolio and BMR; provided, however, that (i) no
termination of this Agreement shall be effective unless
approved by the majority vote of those Trustees of the
Portfolio who are not interested persons of the
Portfolio (the "Independent Trustees") and by the vote
of a majority of the outstanding voting securities of
the Portfolio; provided that this Agreement may be
terminated by a majority vote of the Independent
Trustees in the event the Portfolio no longer invests in
the Subsidiary; (ii) no amendment of this Agreement
shall be effective unless approved by the majority
vote of the Independent Trustees; and (iii) no
amendment of this Agreement that decreases the
expense reductions set forth herein shall be effective
unless approved by the vote of a majority of the
outstanding voting securities of the Portfolio.
3.	For purposes of this Agreement the term "vote
of a majority of the outstanding voting securities of
the Portfolio" shall mean the vote, at a meeting of
Holders, of the lesser of (i) 67 per centum or more of
the Interests in the Portfolio present or represented by
proxy at the meeting if the Holders of more than 50
per centum of the outstanding Interests in the Portfolio
are present or represented by proxy at the meeting, or
(ii) more than 50 per centum of the outstanding
Interests in the Portfolio. The terms "Holders" and
"Interests" when used herein shall have the respective
meanings specified in the Declaration of Trust of the
Portfolio.
4.	This instrument shall be governed by
Massachusetts law.
IN WITNESS WHEREOF, this Agreement has been
executed as of the date set forth above by a duly
authorized officer of each party.
EACH PORTFOLIO LISTED ON APPENDIX A
By:	/s/ Barbara E. Campbell
Barbara E. Campbell Treasurer
EATON VANCE MANAGEMENT
By:	/s/ Maureen A. Gemma
Maureen A. Gemma Vice President


A
p
p
e
n
d
i
x

A


The following Portfolios are
subject to this Agreement:
Emerging Markets Local
Income Portfolio ("Emerging
Markets Portfolio") Global
Macro Portfolio ("Global
Macro Portfolio")
Global Opportunities
Portfolio ("Opportunities
Portfolio")
International Income
Portfolio ("International
Portfolio")
Multi-Sector Portfolio
("Multi-Sector Portfolio")